UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

July 6, 2009

Date of Report (Date of earliest event reported)

JAZZ PHARMACEUTICALS, INC.

(Exact name of Registrant as specified in its charter)

Delaware	001-33500	05-0563787
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

3180 Porter Drive, Palo Alto, California 94304

(Address of principal executive offices, including zip code)

(650) 496-3777

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On July 6, 2009, Jazz Pharmaceuticals, Inc. (the “Company”) entered into, and on July 7, 2009 the Company closed (the “Closing”), the transaction contemplated by a securities purchase agreement (the “Purchase Agreement”) with Longitude Venture Partners, L.P. and Longitude Capital Associates, L.P. (collectively, the “Purchasers”), pursuant to which the Company sold and issued an aggregate of 1,895,734 units (the “Units”), comprised of an aggregate of 1,895,734 shares of common stock (the “Common Stock”) and warrants (the “Warrants”) to purchase up to 947,867 additional shares of Common Stock (the “Warrant Shares”) for aggregate gross proceeds of approximately $7 million. The per Unit purchase price for a share of Common Stock and a Warrant to purchase 0.50 of a share of Common Stock is $3.6925. The Warrants are exercisable from the date of issuance through July 6, 2016 and have an exercise price of $4.00 per Warrant Share, 110% of the closing price of the Common Stock on July 6, 2009 as reported by NASDAQ. The Purchase Agreement contains customary representations, warranties and covenants by, among and for the benefit of the parties. The Company’s representations and warranties in the Purchase Agreement survive for a period of twenty-four (24) months following the Closing.

In connection with the transaction contemplated by the Purchase Agreement, at the Closing, the Company and the Purchasers entered into an investor rights agreement dated July 7, 2009 (the “Investor Rights Agreement”) pursuant to which the Company has agreed to file one or more registration statements registering for resale the Common Stock and Warrant Shares.

At the Closing, the Company, the Purchasers and certain other significant stockholders of the Company identified on the signature pages thereto also entered into an NOL Preservation Lock-Up Agreement (the “Lock-Up Agreement”). The Lock-Up Agreement restricts transferability of shares of the Company’s capital stock held by the stockholders party thereto until June 2011 in order to minimize the risk that the Company will undergo an “ownership change” within the meaning of Section 382(g) of the Internal Revenue Code.

The foregoing descriptions of the Purchase Agreement, Investor Rights Agreement, Lock-Up Agreement and Warrants are summaries of the material terms of such agreements and documents, do not purport to be complete and are qualified in their entirety by reference to the Purchase Agreement, Investor Rights Agreement, Lock-Up Agreement and form of Warrant, which are filed as Exhibit 10.87, Exhibit 10.88, Exhibit 4.8 and Exhibit 4.9, respectively, to this Current Report on Form 8-K and are incorporated by reference herein.

Item 2.02.	Results of Operations and Financial Condition.

The information set forth under Item 8.01 is hereby incorporated by reference into this Item 2.02.

Item 3.02.	Unregistered Sales of Equity Securities.

As described more fully in Item 1.01 above, on July 7, 2009 the Company issued an aggregate of 1,895,734 shares of Common Stock and Warrants to purchase up to 947,867 Warrant Shares for an aggregate offering price of approximately $7 million. The Warrants are exercisable until the seventh anniversary of their issuance at an exercise price of $4.00 per Warrant Share. The Common Stock and Warrants were sold, and the Warrant Shares will be sold, to accredited investors without registration under the Securities Act of 1933, as amended (the “Securities Act”), or state securities laws, in reliance on the exemptions provided by Section 4(2) of the Securities Act, and Regulation D promulgated thereunder and in reliance on similar exemptions under applicable state laws. Accordingly, the Common Stock, the Warrants and the Warrant Shares have not been registered under the Securities Act, and until so registered, these securities may not be offered or sold in the United States absent registration or availability of an applicable exemption from registration. No underwriting discounts or commissions or similar fees were payable in connection with the issuance.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 6, 2009, the Board approved an increase to the total number of authorized directors to twelve (12) directors and, upon the recommendation of the Nominating and Corporate Governance Committee of the Board, elected Patrick Enright to the Board, effective as of the Closing. Mr. Enright will serve in the class of directors whose term of office expires at the Company’s 2011 Annual Meeting of Stockholders and until his successor is duly elected and qualified, or until his earlier death, resignation or removal. Mr. Enright was not appointed to any Board committees in connection with his election to the Board. Mr. Enright is a founder and Managing Director of Longitude Capital Management Co., LLC (“Longitude”). On July 6, 2009, as described in Item 1.01 above, the Purchasers, which are entities affiliated with Longitude, entered into the Purchase Agreement. Mr. Enright’s appointment to the Board was a condition to the Closing.

In accordance with the Company’s compensation program for non-employee directors, Mr. Enright is entitled to receive a $30,000 annual retainer for service as a Board member and will be reimbursed for reasonable expenses incurred in attending meetings of the Board. Under the Company’s compensation program for non-employee directors, Mr. Enright will be eligible for a supplemental annual retainer ranging from $5,000 to $15,000 if Mr. Enright is appointed as the chair of any Board committee. In connection with his election to the Board, Mr. Enright, as a non-employee director and pursuant to the Company’s 2007 Non-Employee Directors Stock Option Plan (the “Directors Option Plan”), will be granted an initial option to purchase 30,000 shares of Common Stock (the “Initial Option”). The Initial Option vests with respect to one-third of the shares on the first anniversary of the date of grant, and the balance in a series of 24 successive equal monthly installments thereafter. As a non-employee director, Mr. Enright is also eligible for annual grants to purchase 10,000 shares of Common Stock under Directors Option Plan, which such annual options vest in a series of 12 successive equal monthly installments measured from the date of grant. All stock options granted under the Directors Option Plan have a maximum term of ten years, and the exercise price of each option granted under the Directors Option Plan is equal to 100% of the fair market value of the Common Stock on the date of grant. As a non-employee director, Mr. Enright is eligible to participate in the Company’s Directors Deferred Compensation Plan (the “Deferred Compensation Plan”), pursuant to which Mr. Enright may elect to defer receipt of all or a portion of his annual retainer fees to a future date or dates. Under the Deferred Compensation Plan, any amounts so deferred by the Company’s non-employee directors are credited to a phantom stock account. Upon a separation from the Board or the occurrence of a change in control, each non-employee director who has elected to defer receipt of his or her annual retainer fees will receive (or commence receiving, depending upon whether the director has elected to receive distributions from his or her phantom stock account in a lump sum or in installments over time) a distribution of his or her phantom stock account, in either cash or shares of the Company’s common stock (subject to the prior election of each such director).

In connection with Mr. Enright’s election to the Board, the Company entered into the Indemnification Agreement (as defined and described below) with Mr. Enright.

On July 6, 2009, the Board approved an amended and restated form of indemnification agreement to be entered into with each of the Company’s directors (including Mr. Enright) and officers (the “Indemnification Agreement”). The Indemnification Agreement requires the Company to indemnify such persons against any and all expenses (including attorneys’ fees), witness fees, judgments, fines, settlements and other amounts incurred (including expenses of a derivative action) in connection with any action, suit or proceeding or alternative dispute resolution mechanism, inquiry hearing or investigation, whether threatened, pending or completed, to which any such person may be made a party by reason of the fact that such person is or was a director, an officer or an employee of the Company or any of its affiliated enterprises, provided that such person’s conduct did not constitute a breach of his or her duty of loyalty to the Company or its stockholders, and was not an act or omission not in good faith or which involved intentional misconduct or a knowing violation of laws. The Indemnification Agreement also sets forth certain procedures that will apply in the event of a claim for indemnification thereunder. The Indemnification Agreement further provides that, with respect to indemnitees that are serving on the Board at the direction of a venture or other investment fund or entity (a “Fund”), with respect to an indemnitee’s service as a director, officer, employee, agent and/or fiduciary of the Company, the Company’s obligations under the Indemnification Agreement are the primary source of indemnification and advancement, the Company is required to make all expense advances, and the Company is liable for all of indemnitee’s expenses, to the extent required by the Indemnification Agreement, the Company’s certificate of incorporation and bylaws, without regard to any rights the indemnitee may have against the Fund, and the Company irrevocably waives, relinquishes and releases any and all claims against the Fund for contribution, subrogation or any other recovery of any kind in connection with the Company’s obligations under the Indemnification Agreement. The Company intends to submit the Indemnification Agreement to the Company’s stockholders for their approval at the next annual meeting of the Company’s stockholders and to seek the ratification of the Company’s stockholders at that meeting of the entering into of the Indemnification Agreements with the Company’s directors and officers prior to the date of the meeting.

The foregoing description of the Indemnification Agreement is a summary of the material terms of such agreement, does not purport to be complete and is qualified in its entirety by reference to the Indemnification Agreement, which is filed as Exhibit 10.89 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 8.01.	Other Events.

On July 7, 2009, the Company paid to each of the holders (the “Holders”) of the 15% Senior Secured Notes (the “Notes”) issued under the Senior Secured Note and Warrant Purchase Agreement, dated as of March 14, 2008 by and among the Holders, the Company and JPI Commercial, LLC (the “Senior Note Agreement”), the interest payments that were due under the Notes on December 31, 2008, March 31, 2009 and June 30, 2009, at the applicable rate of interest, which represented a total of approximately $14.6 million. On the same date, the Company delivered to the Holders, on a confidential basis as provided by the Senior Note Agreement, financial statements for the quarter ended June 30, 2009, which indicate that the “Annualized Aggregate Net Product Sales” of the Company, as defined in the Senior Note Agreement, exceeded $100 million for the quarter ended June 30, 2009. As a result of delivery of these financial statements, the requirement under the Senior Note Agreement that the Company maintain a minimum cash balance equal to 15% of the then outstanding principal amount of the Notes in a deposit or other similar demand investment account that is pledged to the collateral agent under the Senior Note Agreement for the benefit of the Holders is suspended. The requirement to maintain the account was triggered in May 2009, and the Company did not, at that time, establish the required account.

The failure by the Company (i) to make the approximately $4.5 million quarterly interest payment that was due on December 31, 2008 or the approximately $5.1 million interest payments that were due on each of March 31, 2009 and June 30, 2009 with respect to the $119.5 million principal amount of Notes outstanding under the Senior Note Agreement and (ii) to maintain the account described above until delivery to the Holders of the financial statements for the quarter ended June 30, 2009 described above constituted events of default under the Senior Note Agreement and permitted the Purchasers holding at least 50% in principal amount of the Notes outstanding under the Senior Note Agreement (the “Majority Holders”), at their election, to declare all of the Notes to be immediately due and payable.

The Company believes it has cured all material defaults under the Senior Note Agreement, and the Company believes that it will be able to comply with the Senior Note Agreement on an ongoing basis, including payment of future interest payments when due and repayment of the principal amount of the Notes when due in June 2011.

It is possible that the Holders will not agree with the Company that all material defaults under the Senior Note Agreement have been cured. The Majority Holders may attempt to accelerate the Notes and declare all of the Notes to be immediately due and payable. The Company does not have sufficient cash resources to pay the amount that would become payable in the event of an acceleration of the Notes, and even if the Company could obtain additional financing, it is unlikely that it could obtain an amount sufficient to repay the Notes in full. The holders of the Notes have a first priority security interest in all of the Company’s assets other than inventory and accounts receivable and, in the event of an acceleration of the obligations under the Notes and the Company’s failure to pay the amount that would then become due, the Majority Holders could seek to foreclose on the Company’s assets. The Company intends to vigorously defend, but cannot predict the outcome of, any such actions. If the Company cannot prevent such actions, the Company could be required to seek protection under the provisions of the U.S. Bankruptcy Code.

The Company remains subject to the business and other risks described in its Quarterly Report on Form 10-Q for the quarter ended March 31, 2009.

This Current Report on Form 8-K contains forward-looking statements related to the information set forth in this Item 8.01. These forward-looking statements are based on the Company’s current expectations and inherently involve significant risks and uncertainties. The Company’s actual results and future events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties, which include, without limitation, risks related to the company’s future financial performance, financial position and defaults on its senior debt. These and other risk factors are discussed under “Risk Factors” in the Quarterly Report on Form 10-Q for the quarter ended March 31, 2009 filed by the Company with the Securities and Exchange Commission on May 7, 2009. The Company undertakes no duty or obligation to update any forward-looking statements contained in this Current Report on Form 8-K as a result of new information, future events or changes in its expectations.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

4.8	NOL Preservation Lock-Up Agreement effective as of July 7, 2009.

4.9	Form of Warrant issued on July 7, 2009.

10.87	Securities Purchase Agreement, dated July 6, 2009, by and among Jazz Pharmaceuticals, Inc. and the purchasers listed on the signature pages thereto.

10.88	Investor Rights Agreement, dated July 7, 2009 by and among Jazz Pharmaceuticals, Inc. and the purchasers listed on the signature pages thereto.

10.89	Form of Indemnification Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JAZZ PHARMACEUTICALS, INC.

By:	/s/ Carol A. Gamble
Carol A. Gamble Senior Vice President, General Counsel and Corporate Secretary

Date: July 7, 2009

EXHIBIT INDEX

Exhibit No.	Description

4.8	NOL Preservation Lock-Up Agreement effective as of July 7, 2009.

4.9	Form of Warrant issued on July 7, 2009.

10.87	Securities Purchase Agreement, dated July 6, 2009, by and among Jazz Pharmaceuticals, Inc. and the purchasers listed on the signature pages thereto.

10.88	Investor Rights Agreement, dated July 7, 2009, by and among Jazz Pharmaceuticals, Inc. and the purchasers listed on the signature pages thereto.

10.89	Form of Indemnification Agreement.